Exhibit 107

Calculation of Filing Fee Table

Form S-3ASR

(Form Type)

AppLovin Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.00003 per share	457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Preferred Stock, par value $0.00003 per share	457(r)	(1)	(1)	(1)	(2)	(2)

	Debt	Debt Securities	457(r)	(1)	(1)	(1)	(2)	(2)

	Equity	Depositary Shares	457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants	457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Rights	457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Purchase Contracts	457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Units	457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase Class A common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of two or more of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units or represented by depositary shares.

(2)

The registrant elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all applicable registration fees. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.